EXHIBIT 10.54

EXHIBIT 1 to AMENDMENT NO. 1 TO SALARY CONTINUATION AGREEMENT

GARY DAVID QUISENBERRY

Birth Date: 5/26/1951	Early Retirement	Early Involuntary	Disability	Change of Control
Plan Anniversary Date: 1/1/2006
Normal Retirement: 12/31/2015, Age 64	Monthly Installment	Termination	Monthly Installments	Lump Sum Payable
Normal Retirement Payment: Monthly for 15 years	Payable at Termination	Lump Sum Payable at	Payable at Termination	at
	for 15 Years	Normal Retirement Date	for 15 Years	Termination

Period Ending	Discount Rate	Benefit Level (2)	Accrual Balance	Vesting	Based on Accrual	Vesting	Based on Accrual	Vesting	Based on Accrual	Vesting	Based on Accrual
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)
Dec 2005 (1)	6.25%	10,000	5,863	20%	121	0%	—	100%	603	100%	97,190
Dec 2006	6.25%	10,000	12,652	40%	521	0%	—	100%	1,302	100%	97,190
Dec 2007	6.25%	10,000	19,878	60%	1,227	0%	—	100%	2,045	100%	97,190
Dec 2008	6.25%	10,000	27,569	70%	1,986	0%	—	100%	2,837	100%	97,190
Dec 2009	6.25%	10,000	35,755	80%	2,943	0%	—	100%	3,679	100%	97,190

Dec 2010	6.25%	10,000	44,467	90%	4,118	0%	—	100%	4,575	100%	97,190
Dec 2011	6.25%	10,000	53,740	100%	5,529	20%	13,792	100%	5,529	100%	97,190
Dec 2012	6.25%	10,000	63,609	100%	6,545	40%	30,676	100%	6,545	100%	97,190
Dec 2013	6.25%	10,000	74,113	100%	7,625	60%	50,372	100%	7,625	100%	97,190
Dec 2014	6.25%	10,000	85,292	100%	8,776	70%	63,545	100%	8,776	100%	97,190

Dec 2015	6.25%	10,000	97,190	100%	10,000	100%	97,190	100%	10,000	100%	97,190

December 31, 2015 Retirement; January 31, 2016 First Payment Date

(1) The first line reflects 11 months of data, February 2005 to December 2005.

(2) The benefit amount includes a 3.00% nonguaranteed inflator during the payout period.

*                 The purpose of this hypothetical illustration is to show the participant’s annual benefit based on various termination assumptions.  Actual benefits are based on the terms and provisions of the plan agreement executed between the company and participant and may differ from those shown.